Exhibit 10.2

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATED THERETO THAT IS IN EFFECT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER BEFORE JANUARY 1, 2028.

WARRANT
TO PURCHASE COMMON SHARES OF
ADC THERAPEUTICS SA

No. W-2026-[___]	February 18, 2026

The undersigned, ADC Therapeutics SA, a Swiss stock corporation (société anonyme) organized under the laws of Switzerland (together with its successors and assigns, the “Company”), hereby grants to [___], subject to the terms and conditions herein, the right to subscribe for and purchase, at the Exercise Price per share, the Warrant Shares.

Section 1. Definitions. Capitalized terms used but not otherwise defined in this Warrant shall have the following meanings:

“Articles of Association” means the Articles of Association of the Company, as may be amended, modified, supplemented or restated from time to time in accordance with its terms and pursuant to applicable law.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York or in Lausanne, Switzerland are closed for business.

“Common Shares” means the Company’s common shares, par value CHF 0.08 per share, as presently constituted under the Articles of Association, and any class and/or series of Company capital stock for or into which such common shares may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Effective Date” means February 18, 2026.

“Exchange” means the national securities exchange or other trading market on which the Common Shares are primarily listed on and quoted for trading, which, as of the Effective Date, shall be the New York Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3(a) shall have been satisfied at or prior to 5:00 P.M., Eastern Time, on a Business Day, including, without limitation, the payment of the applicable Exercise Price (including, without limitation, (i) payment of the aggregate nominal value in an “exercise at difference” pursuant to Section 3(f) below or (ii) deemed payment of the applicable Exercise Price by way of a “cashless exercise” pursuant to Section 3(g) below), it being understood that, if the conditions to such exercise are satisfied after 5:00 P.M., Eastern Time, on a Business Day or are satisfied outside of a Business Day, then the Exercise Date shall be deemed to be the next Business Day.

“Exercise Price” means $3.8130 per Warrant Share, subject to adjustment from time to time in accordance with the provisions of this Warrant.

“Liquid Sale” means a Merger Event in which the consideration received by the Company’s shareholders consists solely of cash and/or Marketable Securities.

“Marketable Securities,” in connection with a Merger Event, means securities meeting all of the following requirements: (i) the issuer of such securities is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of such securities that would be received by the Warrantholder in such Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing of such Merger Event is then traded on a national securities exchange or over-the-counter market; and (iii) following the closing of such Merger Event, the Warrantholder would not be restricted from publicly re-selling all of such securities that would be received by the Warrantholder in such Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations and (y) does not extend beyond six months from the closing of such Merger Event.

“Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company; (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock or other equity securities or property of another entity; or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Registrable Securities” means (i) the Common Shares issued or issuable upon exercise of this Warrant and (ii) any other Common Shares issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Common Shares contemplated in the foregoing clause (i); provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, registration statement hereunder with respect thereto) upon the first to occur of (A) a registration statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the Securities Act and such Registrable Securities having been disposed of or transferred by the holder thereof in accordance with such effective registration statement, (B) such Registrable Securities having been previously sold or transferred in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act), (C) such securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144 or (D) such securities are no longer outstanding.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Exchange is open for trading.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on an Exchange, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on such market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are not then listed on an Exchange, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by the Company’s board of directors in good faith.

“Warrant” means this warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the terms of this Warrant.

“Warrantholder” means the initial holder of the Warrant or its registered assign.

“Warrant Shares” means initially [____] Common Shares, and thereafter subject to adjustment as set forth herein, including reduction for each such Common Share as to which this Warrant has been exercised hereunder.

Section 2. Term.

(a)       Term. The right to subscribe for and purchase Common Shares as granted herein shall commence on the Effective Date and, subject to Section 6(a), shall be exercisable until 4:00 P.M. (Zurich time) on December 31, 2030 (such period, the “Term”).

Section 3. Exercise of the Purchase Rights.

(a)       Exercise. The purchase rights represented by this Warrant are exercisable by the Warrantholder, in whole or in part (but not in relation to any fraction of a Common Share), at any time and from time to time, during the Term by tendering to the Company (by electronic mail in accordance with Section 12(c)) a duly completed and executed notice of exercise in the form attached as Exhibit A hereto (each, a “Notice of Exercise”) and payment of the applicable Exercise Price for all Warrant Shares to which the Notice of Exercise relates (including, without limitation, (i) payment of the aggregate nominal value in an “exercise at difference” pursuant to Section 3(f) below or (ii) deemed payment of the applicable Exercise Price by way of a “cashless exercise” pursuant to Section 3(g), below); provided that any exercise of the purchase rights represented by this Warrant must be for at least the lesser of (x) 50,000 Common Shares and (y) all remaining Warrant Shares available for purchase under this Warrant. Once received by the Company, a Notice of Exercise may not be revoked without the Company’s written consent.

(b)       Exercise Price. The Warrantholder must pay the applicable Exercise Price for all Warrant Shares to which the applicable Notice of Exercise relates, in cash and without any deductions (including for bank fees) or withholdings, on the Exercise Date via wire transfer of immediately available funds to the bank account set out in Exhibit A hereto or to any other bank account designated by the Company to the Warrantholder in writing from time to time, unless (i) the “exercise at difference” specified in Section 3(f) below is specified in the applicable Notice of Exercise, in which case the aggregate nominal value is to be paid as specified in Section 3(f)(ii), or (ii) the “cashless exercise” procedure specified in Section 3(g) below is specified in the applicable Notice of Exercise.

(c)       Issuance of Common Shares. The Common Shares to be delivered upon the exercise of Warrants shall be, at the election of the Company, existing Common Shares held by the Company or newly issued Common Shares from the Company’s capital range (Kapitalband) or newly issued Common Shares from the Company’s conditional share capital (bedingtes Aktienkapital). Such Common Shares shall be in uncertificated form in accordance with article 973c CO as uncertificated securities (Wertrechte). Nothing in this Warrant shall be construed as requiring the Company to hold a certain amount of Common Shares in treasury at any time.

(d)       Delivery of Common Shares. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, the Common Shares so purchased shall be delivered by the Company by causing the Company’s transfer agent (“Transfer Agent”) to electronically transmit the Common Shares issuable upon such exercise to the Warrantholder by crediting such Warrantholder’s account at the Transfer Agent within two Business Days of the Exercise Date (the “Delivery Deadline”); provided that the Company shall not be in default if the Company is unable to deliver Common Shares by the Delivery Deadline due to the relevant bank’s failure to issue, or delay in issuing, a confirmation of payment of the Exercise Price.

(e)       Surrender and Cancellation. The Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Common Shares available hereunder and this Warrant has been exercised in full, in which case the Warrantholder shall surrender this Warrant to the Company for cancellation within three Business Days following the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant shall lower the number of Warrant Shares available hereunder by an amount equal to the applicable number of Warrant Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Common Shares purchased and the remaining number of Common Shares available hereunder. The Warrantholder and any assignee of the Warrantholder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the

Common Shares available hereunder, the Warrant Shares (and, therefore, the number of Common Shares available for purchase hereunder) at any given time may be less than the amount stated herein.

(f)       Exercise at Difference. Notwithstanding anything to the contrary set forth herein, this Warrant may be exercised, in whole or in part (but subject to the proviso in Section 3(a)), at such time by means of an “exercise at difference” in which the Warrantholder shall:

(i)       be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A – B) (X)] by [(A – N)], where:

(A) = as applicable: (i) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 3(a) hereof after the close of “regular trading hours” on such Trading Day or (ii) in all other cases, the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder;

(N) = the nominal value per Warrant Share (currently CHF 0.08 per Warrant Share, as such amount may be adjusted in accordance with applicable law and any share capital reorganization of the Company), expressed in USD, calculated using the USD/CHF exchange rate as of the business day prior to the delivery date of the Notice of Exercise, as published by the Swiss National Bank on its website1; and

(X) = with respect to the portion of this Warrant then being exercised, the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise pursuant to Section 3(a) rather than an “exercise at difference”, and

(ii)       pay in cash an amount per Warrant Share that the Warrantholder is entitled to receive in accordance with Section 3(f)(i) which is equal to (N), as defined in Section 3(f)(i); such cash payment shall be made in accordance with Section 3(b).

(g)       Cashless Exercise. Notwithstanding anything to the contrary set forth herein but subject to Section 3(h), this Warrant may be exercised, in whole or in part (but subject to the proviso in Section 3(a)), at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 3(a) hereof after the close of “regular trading hours” on such Trading Day or (ii) in all other cases, the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = with respect to the portion of this Warrant then being exercised, the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a “cashless exercise”.

If Warrant Shares are issued in such a “cashless exercise”, the parties acknowledge and agree that for the purpose of Rule 144 under the Securities Act (as in effect on the Effective Date), the holding period of the Warrant

[1]	Available as of the date of this Warrant at https://www.snb.ch/de/the-snb/mandates-goals/statistics/statistics-pub/current_interest_exchange_rates#t000.

Shares being issued may be tacked on to the Warrants being exercised. The Company agrees not to take any position contrary to this Section 3(g).

(h)       Limitations on Cashless Exercise. In addition to any other limitations pursuant to this Warrant on the exercise of the rights represented by this Warrant, the following shall apply with respect to every “cashless exercise” pursuant to Section 3(g): If the Company, at the time of its receipt of an Exercise Notice electing a “cashless exercise”, (i) does not, or has reason to believe that it does not, have a sufficient amount of freely distributable equity to fund the nominal value of the number of Warrant Shares that it would be required to deliver upon such “cashless exercise” and (ii) (A) holds Common Shares representing more than 2.00% of its share capital registered in the commercial register at that time (the “Minimum Stock”) in treasury, then the Company shall not be obliged (but still has the right, at its sole discretion) to deliver more than such number of Warrant Shares to the Warrantholder as is equal to the number of Common Shares that the Company holds in treasury which exceed the Minimum Stock or (B) holds up to the Minimum Stock in treasury, then the Company shall not be obliged to deliver any Warrant Shares to the Warrantholder.  The Company shall promptly notify the Warrantholder in writing if it determines that it will be unable to deliver the full number of Warrant Shares issuable pursuant to such Exercise Notice as a result of the foregoing limitations (a “Shortfall Notice”), which Shortfall Notice shall specify the basis for such determination and the number of Warrant Shares that the Company is unable to deliver, as well as the number of Warrant Shares that the Company is able to deliver. Upon receipt a Shortfall Notice, the Warrantholder shall have the right, exercisable by written notice to the Company within five Business Days following receipt of such Shortfall Notice, to elect to (1) proceed with the cashless exercise solely with respect to the Warrant Shares that the Company is able to deliver, (2) withdraw the Exercise Notice in its entirety without any liability or penalty, or (3) convert the exercise, in whole or in part, to a cash exercise pursuant to Section 3(b) or to an “exercise at difference” pursuant to Section 3(f). If the Warrantholder fails to make an election within such five Business Day period, the Warrantholder shall be deemed to have elected to proceed in accordance with clause (1) above.  To the extent that, pursuant to any provision of this Section 3(h), the Company delivers fewer Warrant Shares to the Warrantholder than the number of Warrant Shares otherwise required to be issued in respect of the number of Warrant Shares specified as being exercised in the applicable Exercise Notice (as determined in accordance with the terms of the Exercise Notice and Section 3(g))(such shortfall, the “Undelivered Shares”), (I) such Exercise Notice shall be deemed effective solely with respect to the Warrant Shares actually delivered to the Warrantholder, (II) the portion of the Warrant corresponding to the Undelivered Shares shall be deemed not exercised and shall remain outstanding and exercisable in accordance with its terms, and (III) the Warrantholder shall retain the right, at any time thereafter and subject to the terms hereof, to exercise this Warrant with respect to such Undelivered Shares. Nothing in this Section 3(h) shall prevent the Warrantholder from duly exercising the rights represented by this Warrant with payment of the Exercise Price in cash.

Section 4. No Rights as Shareholder. Without limitation of any provision hereof, the Warrantholder agrees that this Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the delivery of any Common Shares to the Warrantholder upon exercise of any of the purchase rights set forth in this Warrant.

Section 5. Warrantholder Registry. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(c) below. The Warrantholder may change such address by giving written notice of such changed address to the Company.

Section 6. Adjustments and Other Events. The Exercise Price and the number of Common Shares purchasable hereunder are subject to adjustment from time to time, as follows; provided that no single event shall cause an adjustment or distribution under more than one subsection of this Section 6 so as to result in duplication.

(a)       Merger Event. If, during the Term, a Merger Event that is a Liquid Sale occurs with respect to the Company, the Warrantholder shall be deemed to have exercised the then-remaining purchase rights represented by this Warrant in full immediately prior to the closing of such Liquid Sale, with the applicable Exercise Price to be withheld by the Company from the proceeds to which the Warrantholder would otherwise be entitled in connection with such Liquid Sale. If, during the Term, a Merger Event that is not a Liquid Sale occurs with respect to the Company, the Company shall cause the successor or surviving entity to assume this Warrant and the obligations of the Company hereunder on the closing of such Merger Event (with such appropriate adjustment to accommodate any changes in the jurisdiction of incorporation), and thereafter this Warrant shall represent the right to purchase the same number and type of securities or other property as the Warrantholder would have received in consideration for the Common Shares issuable hereunder had it exercised this Warrant in full as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Warrant. The provisions of this Section 6(a) shall similarly apply to successive Merger Events.

(b)       Reclassification of Shares. Except for Merger Events subject to Section 6(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes of securities, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 6(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)       Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Shares, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares for which this Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares for which this Warrant is exercisable shall be proportionately decreased.

(d)       Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i)       pay a dividend with respect to the Common Shares payable in additional Common Shares, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend or distribution, and the number of Common Shares for which this Warrant is exercisable shall be proportionately increased; or

(ii)       make any other dividend or distribution on or with respect to Common Shares, except any dividend or distribution specifically provided for in any other clause of this Section 6, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Shares (or other capital stock for which the Common Shares is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution (a “Dividend Compensation Payment”).

(e)       Limitations on Adjustments. Notwithstanding anything to the contrary in this Section 6, (i) all calculations under this Section 6 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (l/10th) of a share, as the case may be, (ii) no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $0.01, (iii) no adjustment in the number of Common Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than one (1) Common Share, and (iv) if an adjustment in Exercise Price would reduce the Exercise Price to an amount below the then-applicable par value of the Common Shares, then such adjustment in the Exercise Price shall reduce the Exercise Price to such par value of the Common Shares.

Section 7. Transfers. Prior to January 1, 2028, this Warrant and the rights hereunder are not transferrable, in whole or in part. On or after January 1, 2028, subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) by executing an assignment declaration in wet ink in the form attached as Exhibit B hereto (the “Transfer Notice”) and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives a copy of such duly signed Transfer Notice and, if applicable, such transfer taxes and other governmental charges, the Company may treat the registered owner hereof as the owner for all purposes. Upon receipt of a copy of such duly signed Transfer Notice and, if applicable, such transfer taxes and other governmental charges, the Company shall update its registry of warrantholders. Prior to January 1, 2028, any Common Shares issued upon the exercise of this Warrant are not transferable, except in connection with the consummation of a Merger Event.

Section 8. Tax Matters.

(a)       Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on any Dividend Compensation Payment, or any other amount distributed or deemed distributed, to the extent required by applicable law. To the extent that any such amounts are so deducted or withheld and remitted to the applicable governmental authority, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any such amounts to a governmental authority on account of taxes required to be deducted or withheld in respect of any Dividend Compensation Payment, the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant, any Common Shares otherwise required to be issued upon the exercise of such Warrant or any amounts otherwise payable in respect of Common Shares received upon the exercise of such Warrant, or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall provide a receipt or other evidence of payment of any taxes deducted or withheld reasonably acceptable to the Warrantholder within 30 days after making any deduction or withholding of such taxes and shall collaborate with and provide to the Warrantholder all documentation necessary to obtain a refund of such tax amounts deducted and withheld.

(b)       Transfer and Stamp Taxes. Each party shall bear and pay any transfer, stamp, issue, registration, documentary, sales, use, or similar taxes or obligations imposed on such party with respect to any amounts payable in connection with this Warrant.

Section 9. Certain Representations and Agreements of the Company.

The Company represents, covenants and agrees:

(a)       This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)       All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof will be, upon issuance, validly issued, fully paid and non-assessable. The Company has allocated and reserved, and for so long as this Warrant is outstanding the Company will continue to reserve, the Company’s capital range under article 4a or the Company’s conditional share capital under article 4c of the Articles of Association in such an amount as is necessary to deliver such number of Common Shares as are required to settle the exercise in full of this Warrant.

(c)       The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which the Warrant Shares will be listed upon their issuance.

(d)       The board of directors of the Company will, as long as any Warrants are outstanding, not make any proposal to the general meeting of shareholders of the Company regarding the amendment or modification of any provision of the Articles of Association in any manner that would materially and adversely affect the powers, preferences or relative participating, optional or other special rights of the Common Shares in a manner which would disproportionately and adversely affect the rights of the Warrantholder.

Section 10. Certain Representations and Agreements of the Warrantholder.

The Warrantholder represents, covenants and agrees:

(a)       This Warrant is, and the Common Shares issued upon exercise of this Warrant will be, acquired for the Warrantholder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

(b)       The Warrantholder is an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

(c)       No public market exists for the Warrants, and such market may never develop.

Section 11. Registration Rights.

(a)       Registration Rights. The Company shall use its reasonable best efforts to register the resale by the Warrantholder of the Registrable Securities on a registration statement on Form S-3 (the “Registration Statement”) no later than 30 Business Days after the Effective Date, and shall provide the Warrantholder with a copy of such draft Registration Statement for review not less than two Business Days before filing. The Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than five Business Days after the SEC has notified the Company that it will not review, or has completed its review, of the Registration Statement; provided that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Warrantholder furnishing in writing to the Company such information regarding the Warrantholder or its permitted assigns, the securities of the Company held by the Warrantholder and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Warrantholder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further, that the Warrantholder shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one Business Day thereafter, the Company shall file a final prospectus to the extent required by Rule 424 under the Securities Act. The Company shall use its reasonable best efforts to keep the Registration Statement effective (and the related prospectus current) with respect to the Registrable Securities as long as the Warrantholder holds Registrable Securities. Neither the Company nor any affiliate thereof shall identify the Warrantholder as an underwriter in any public disclosure or filing with the SEC applicable trading market without the prior written consent of the Warrantholder, and the Warrantholder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Section 11(a); provided that if the Warrantholder is required to be named as an underwriter and the Warrantholder does not consent to being so named, the Company shall be relieved of its obligations to register the Registrable Securities of the Warrantholder.

(b)       Suspensions. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any holder of Registrable Securities included in a Registration Statement, suspend the use of any Registration Statement, including any prospectus that forms a part of a Registration Statement, if the Company (i) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (ii) determines it must amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading or (iii) has experienced or is experiencing some other material nonpublic event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, that in no event shall holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds 30 consecutive Trading Days or 60 total Trading Days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby. A holder of Registrable Securities may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such holder not receive notices from the Company otherwise required by this Section 11(b); provided, however, that such holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from such holder (unless subsequently revoked), (a) the Company shall not deliver any notices pursuant to this Section 11(b) to such holder and such holder shall no longer be entitled to the rights associated with any such notice and (b) each time prior to such holder’s intended use of an effective

Registration Statement, such holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a suspension was previously delivered (or would have been delivered but for the provisions of this Section 11(b)) and the related suspension period remains in effect, the Company will so notify such holder, within one Business Day of such holder’s notification to the Company, by delivering to such holder a copy of such previous notice of a suspension, and thereafter will provide such holder with the related notice of the conclusion of such suspension immediately upon the conclusion thereof (which notices shall not contain any material nonpublic information or subject such holder to any duty of confidentiality).

(c)       Rule 144. The Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to each holder of Registrable Securities, upon request, a written statement by the Company that it has complied with the reporting requirements of the Securities Act.

(d)       Indemnification.

(i)       Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Warrantholder, the officers, directors, partners, members and employees of the Warrantholder, each Person who controls the Warrantholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members and employees of each such controlling Person (each, an “Warrantholder Indemnified Party”), against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) to which such Warrantholder Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus thereto, or any amendment or supplement thereof, and will reimburse each Warrantholder Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Warrantholder Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by a Warrantholder Indemnified Party in writing specifically for use in the Registration Statement or a prospectus, (b) the use by a Warrantholder Indemnified Party of an outdated or defective prospectus after the Company has notified such Warrantholder in writing that such prospectus is outdated or defective or (c) a Warrantholder Indemnified Party’s failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted), to the persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(ii)       Indemnification by the Warrantholder. The Warrantholder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, the officers, directors, partners, members and employees of the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members and employees of each such controlling Person (each, a “Company Indemnified Party”), against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees), to which such Company Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any untrue statement or alleged untrue statement or omission or alleged omission of any material fact relating to the Warrantholder contained in any Registration Statement, any preliminary prospectus or final prospectus thereto, or any amendment or supplement thereof, and will reimburse each Company Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Company

Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action; provided, however, that the Warrantholder will be liable in any such case only to the extent that such untrue statement or omission relating to the Warrantholder is contained in information furnished in writing by the Warrantholder to the Company specifically for inclusion in the Registration Statement or prospectus or amendment or supplement thereto. In no event shall the liability of the Warrantholder be greater than the dollar amount of the proceeds (net of all expenses paid by the Warrantholder in connection with any claim relating to this Section 11(d)(ii) and the amount of any damages the Warrantholder has otherwise been required to pay by reason of such untrue statement or omission) received by the Warrantholder upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(iii)       Indemnification Procedure. Promptly after any indemnified party hereunder (the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 12. Miscellaneous.

(a)       Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(b)       Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Warrantholder and their respective successors and permitted assigns

(subject to Section 6 with respect to the Warrantholder); provided that the Company shall not assign its obligations under this Warrant except in connection with a Merger Event as provided in Section 6(a).

(c)       Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received: (i) for personal delivery, upon personal delivery to the party to be notified, or (ii) for email, upon the earlier of (A) confirmation of receipt (other than automatically generated confirmations of receipt), (B) if sent during normal business hours of the recipient, upon delivery and (C) if sent after normal business hours of the recipient, then on the next Business Day, and shall be addressed to the party to be notified as follows: (1) if to the Warrantholder: 300 Atlantic Street, Suite 600, Stamford, CT 06901, Attention: Clarke B. Futch, Chairman and CEO, Email: Clarke.Futch@hcroyalty.com, with copies (which shall not constitute notice) to: HealthCare Royalty Partners IV, L.P., 300 Atlantic Street, Suite 600, Stamford, CT 06901, Attention: Jeff Jung, Chief Legal Officer, Emails: jeff.jung@hcrx.com; Royalty-legal@hcroyalty.com; RoyaltyReports@hcroyalty.com, and Gibson, Dunn & Crutcher LLP,  One Embarcadero Center, Suite 2600, San Francisco, CA 94111-3715, Attention: Ryan Murr, Email: rmurr@gibsondunn.com; and (2) if to the Company: ADC Therapeutics SA, Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland, Attention: General Counsel, Email: legal@adcthereapeutics.com, or to such other address as each party may designate for itself by like notice.

(d)       Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(e)       No Waiver. No omission or delay by the Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which the Warrantholder is entitled, nor shall it in any way affect the right of the Warrantholder to enforce such provisions thereafter during the term of this Warrant.

(f)       Governing Law, Consent to Jurisdiction and Venue. This Warrant and any claim, controversy or dispute arising out of or related to this Warrant, any of the transactions contemplated hereby, the relationship of the Parties hereunder, or the interpretation and enforcement of the rights and duties of the Parties, whether arising in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Warrant (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the courts of the State of New York.

(g)       Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic delivery (PDF), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(h)       Legends. To the extent required by applicable laws, this Warrant and the Common Shares issuable upon the exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of such Common Shares, if any) may be imprinted with a restricted securities legend in substantially the following form: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATED THERETO THAT IS IN EFFECT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.

In addition, Prior to January 1, 2028, this Warrant and the Common Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of such Common Shares, if any) may be imprinted with a restricted securities legend in substantially the following form: THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER BEFORE JANUARY 1, 2028.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated: February 18, 2026.

ADC THERAPEUTICS SA

By:
Name:
Title:

[Signature Page to Warrant]

Dated: February 18, 2026.

Agreed and Acknowledged:

HealthCare Royalty Partners IV, L.P. By:

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A

FORM OF EXERCISE NOTICE
(To be executed by the registered holder hereof)

Reference is made to (i) the attached Warrant to Purchase Common Shares of ADC Therapeutics SA No. W-_____ (the “Warrant”) and (ii) if applicable, article 4(c) of the articles of association of the Company.

The undersigned registered owner of the Warrant (the “Warrantholder”) hereby irrevocably exercises the right to purchase represented by the Warrant for, and hereby purchases thereunder, ______ Common Shares (such number of Common Shares, the “Exercise Number”), of ADC THERAPEUTICS SA (the “Company”), as provided for therein in accordance with Section 3 and the other terms and conditions of the Warrant, as well as the articles of association of the Company. All capitalized terms used but not defined in this exercise notice shall have the meanings ascribed thereto in the Warrant. Following this exercise, the Warrant Shares shall be reduced by the Exercise Number, subject to the limitations as set out in Section 3(h) of the Warrant.

The Warrantholder intends that payment of the Exercise Price shall be made as (check one):

☐	cash exercise
☐	“exercise at difference” under Section 3(f) of the Warrant
☐	“cashless exercise” under Section 3(g) of the Warrant, subject to the limitations as set out in Section 3(h) of the Warrant

The number of Warrant Shares to be issued to the Warrantholder in connection with this exercise shall be: (i) if the Warrantholder has elected a cash exercise, equal to the Exercise Number; (ii) if the Warrantholder has elected an "exercise at difference", equal to the number of Warrant Shares determined in accordance with Section 3(f)(i) of the Warrant; and (iii) if the Warrantholder has elected a "cashless exercise", equal to the number of Warrant Shares determined in accordance with Section 3(g) of the Warrant, subject to the limitations as set out in Section 3(h) of the Warrant.

If the Warrantholder has elected a cash exercise, payment of the Exercise Price, or if the Warrantholder has elected an "exercise at difference", payment of the aggregate nominal value pursuant to Section 3(f)(ii) of the Warrant, shall take the form of cash to the following ADC Therapeutics SA bank account:

Account number:	381032793732
Active ACH Blocks/Filters on file:	Yes
Routing number ACH/EFT:	021200339
Routing number DOM. WIRES:	026009593
SWIFT Code INTL WIRES:	BOFAUS3N (U.S DOMESTIC) BOFAUS6S (FOREIGN CURRENCY)
Account name:	ADC THERAPEUTICS SA
Account Address:	BIOPOLE ROUTE DE LA CORNICHE 3 B, EPALINGES 1066

Please issue the Common Shares in the name of the undersigned and to the following address:

Issue to: ____________________________

Address: ____________________________

Email Address: ____________________________

Dated:	Name of Holder
Signature ____________________________
Address _____________________________

EXHIBIT B

TRANSFER NOTICE

(To transfer or assign the enclosed Warrant execute this form and supply required information. Do not use this form to purchase shares.)

The enclosed Warrant and all rights evidenced thereby are hereby transferred and assigned to:

Name of Transferee:
Address of Transferee:
Name of Transferor:
Signature of Transferor:
Dated:

Accepted:
Name of Transferee:
Signature of Transferee:
Dated:

NOTE: The name of the transferor must correspond with the name as it appears on the face of the Warrant. The signature(s) of the individual(s) signing this Transfer Notice on behalf of the transferor must be made in wet ink. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the enclosed Warrant.